Quanex Corporation

Power of Attorney


The undersigned hereby constitutes and appoints Thomas M. Walker, Brent Korb and John J. Mannion his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to complete and sign all Form 4s and Form 5s relating to equity securities of Quanex Corporation and to file the same, with all exhibits thereto or documents in connection therewith, with the Securities and Exchange Commission, the New York Stock Exchange and Quanex Corporation, granting to said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



Executed this 28th day of August 2006



/s/ Raymond A. Jean

Raymond A. Jean